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                                                                       EXHIBIT 5

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direct dial: 248.723.0347       TIMOTHY E. KRAEPEL       email: TKraepel@howardandhoward.com
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                                 April 27, 2004

FIRST BANCTRUST CORPORATION
206 South Central Avenue
P.O. Box 61944
Paris, Illinois  61944

         RE: FIRST BANCTRUST CORPORATION -- REGISTRATION OF 152,087 SHARES OF COMMON STOCK ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to First BancTrust Corporation, an Illinois corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 152,087 shares of Common Stock (the "Common Stock"), to be issued pursuant to the First BancTrust Corporation 2002 Stock Option Plan (the "Plan"), which Plan was adopted by resolution of the Board of Directors of the Company on January 24, 2002 and approved by shareholders on April 22, 2002.

         In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

         Based upon the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement that are originally issued in accordance with the terms of the Plan and as contemplated in the Registration Statement and the Prospectus relating thereto, will, when so issued, be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       VERY TRULY YOURS,

                                       HOWARD & HOWARD ATTORNEYS, P.C.

                                       /s/TIMOTHY E. KRAEPEL

                                       TIMOTHY E. KRAEPEL